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                                                                      Exhibit 5


                               FAEGRE & BENSON LLP
                             2200 WELLS FARGO CENTER
                             90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-3901
                                  612/336-3000
                             FACSIMILE 612/336-3026


                                November 9, 2000


GalaGen Inc.
301 Carlson Parkway, Suite 301
Arden Hills, Minnesota 55126

Ladies and Gentlemen:

                  In connection with the proposed registration under the Securities Act of 1933, as amended, of 1,925,000 shares of Common Stock, par value $.01 per share, of GalaGen Inc., a Delaware corporation (the "Company"), proposed to be sold by certain Selling Stockholders of the Company, we have examined such corporate records and other documents, including the Registration Statement on Form S-3, dated the date hereof, relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion the shares of Common Stock proposed to be sold by the Selling Stockholders named in the Registration Statement, when sold as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm wherever appearing therein.

                                             Very truly yours,

                                             /s/ Faegre & Benson LLP

                                             FAEGRE & BENSON LLP